Exhibit 99.2

The Leadstream, LLC

Balance Sheets

July 31, and April 30, 2008

	July 31, 2008	April 30, 2008
ASSETS	(Unaudited)	(Audited)
Current Assets
Cash	$689,124	$365,177
Receivables, net of allowance for doubtful accounts of $56,647 as of July 31, 2008 and April 30, 2008	531,738	676,783
Other assets	3,444	—
Total Current Assets	1,224,306	1,041,960

Property and equipment	40,391	40,390
Accumulated depreciation	(13,493)	(9,893)
Net Fixed Assets	26,898	30,497

Total Assets	$1,251,204	$1,072,457

Liabilities and Members’ Capital
Liabilities
Accounts payable	$600,190	$259,161
Deferred revenue	—	5,375
Accrued expenses and other current liabilities	240,185	308,301
	—	4,339
Total Liabilities	840,375	577,176

Commitments and Contingencies (Notes A, B, C, D and E)

Members’ Capital
Contributions	226,700	226,700
Retained earnings	184,129	268,581
Total Members’ Capital	410,829	495,281

Total Liabilities and Members’ Capital	$1,251,204	$1,072,457

The Leadstream, LLC

Statements of Operations

For the Fiscal Quarters Ended July 31, 2008 and 2007

Unaudited

	For the Three-Month	For the Three-Month
	Period Ended	Period Ended
	July 31, 2008	July 31, 2007

Total Revenues	$827,590	$1,357,036
Cost of Sales	556,501	979,413

Gross Profit	271,089	377,623
Selling, General & Administrative Costs	207,271	349,613
Depreciation	3,600	—

Operating Income	60,218	28,010
Interest Expense (Income)	—	—

Net Income (Loss) Before Taxes	60,218	28,010
Provision for Income Taxes	18,286	8,506

Net Income (Loss)	$41,932	$19,504

THE LEADSTREAM, LLC

NOTES TO INTERIM FINANCIAL STATEMENTS

(Unaudited)

Note A — Summary of significant accounting policies:

Organization

The Leadstream, LLC (the “Leadstream”) was organized on July 15, 2005 as a Texas limited liability company 100% owned by Internet University, Inc. (“Internet University”). Effective January 1, 2007 Internet University distributed a 10% and 3% ownership interest in the Leadstream to certain executives of the Leadstream.

Leadstream is a technology-oriented direct response marketing company which provides lead acquisition services. Using an interactive toolbox of Internet, Event, Mobile Phone and In-Person marketing methods, Leadstream connects its clients with their target customers.

Basis of presentation

These financial statements present the balance sheets and statements of operations of the Leadstream. All significant intercompany balances and transactions with Internet University and its subsidiaries are disclosed in Note B.

Receivables

Accounts receivable include uncollateralized customer obligations due under normal trade terms requiring payment within 30-60 days from invoice date. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected resulting from past due amounts from customers. The allowance for doubtful accounts was $56,647 and $-0- at July 31, 2008 and 2007, respectively.

Depreciation

The cost of machinery and equipment is depreciated on the straight-line method over three year estimated useful lives of the assets.

Revenue and cost recognition

Revenue is recognized along with the related cost of revenue as leads are delivered. Amounts billed to clients in advance of delivery of leads are classified under current liabilities as deferred revenue.

Concentration of credit risk

Credit is extended based on an evaluation of the customer’s financial condition, and the Company does not require collateral. Write-offs of accounts receivable have historically been nominal. Approximately 79% and 76% of total revenue was derived from the Company’s three largest customers during the three months ended July 31, 2008 and 2007, respectively.

THE LEADSTREAM, LLC

NOTES TO INTERIM FINANCIAL STATEMENTS

(Unaudited)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these results.

Recent Accounting Pronouncements

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“ SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair values. SFAS 159 is effective for fiscal years after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159 on our financial statements.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 160 on our financial statements.

The Company has considered other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on the financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments. The Company places its temporary cash investments with financial institutions. The Company is exposed to credit risk in the event of default by the banks to the extent the amounts recorded on the balance sheet exceed federally insured limits of the FDIC. As of July 31, 2008, the Company had a bank account with a balance of $744,157.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

THE LEADSTREAM, LLC

NOTES TO INTERIM FINANCIAL STATEMENTS

(Unaudited)

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 107 (“SFAS 107”), “Disclosures about Fair Value of Financial Instruments.” SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company’s cash, accounts receivable, accounts receivable-related party, accounts payable, and accounts payable-related party approximate their estimated fair values due to their short-term maturities.

Note B – Transactions with Related Party

From its inception, the Leadstream has received administrative support from imc2, a subsidiary of Internet University. Included in such administrative support are human resources, accounting, IT and facilities services. The Leadstream operates from office space provided by imc2 and utilizes furniture and equipment provided by imc2 in such office space. The costs of such services have been allocated to the Leadstream and are reflected in the income statements in the amounts of approximately $28,000 and $13,000 for the quarters ended July 31, 2008 and 2007, respectively. Those operating and administrative expenses may have been materially different, had the Leadstream been operated on a stand alone basis.

Additionally, all of the Leadstream’s staff are paid under the imc2 federal employer identification number and are included in the imc2 employee benefit programs, such as life, health and disability insurance and 401(k). The income statement reflects actual salaries for each Leadstream staff person during the periods presented, as well as an allocation of payroll taxes and employee benefits calculated at 15% of salary.

On a monthly basis, as the payroll costs were recorded on the books of the Leadstream, a payable to imc2 was concurrently recorded. Periodically, cash was transferred from the Leadstream to imc2 in reimbursement of such payroll costs.

As a subsidiary of Internet University, all the assets of the Leadstream were pledged as collateral against Internet University’s debt facility with a bank. Effective with the sale of the Leadstream described in Note E, the bank has released its security interest in all Leadstream assets.

Note C – Lease commitments

The Leadstream had a non-cancelable operating lease for storage facilities through August 2008. Total rental expense was $4,875 and $0 for the quarters ended July 31, 2008 and 2007, respectively.

Note D – Income taxes

From inception to December 31, 2006, the Leadstream, as a 100% owned entity, was included in the federal income tax return of Internet University and income taxes were provided by the Leadstream based on its pretax income and the Internet University effective tax rate. Accordingly, the income statement for the year ended April 30, 2007 includes a provision for federal income taxes in the amount of $51,040 for income earned by the Leadstream prior to January 1, 2007. Effective January 1, 2007, with the distribution of 13% of the ownership interest in the Leadstream, the Leadstream is no longer included in the consolidated federal tax return of Internet University. Accordingly, as an LLC, all income or loss flows through to owners and there is no federal income tax provision for the Leadstream for periods subsequent to December 31, 2006.

THE LEADSTREAM, LLC

NOTES TO INTERIM FINANCIAL STATEMENTS

(Unaudited)

The State of Texas franchise tax statute provides for a tax on income apportioned to Texas based on Internet University’s federal income tax return. The Company provided a provision for state income taxes when considered material. The provision represented the amount by which the tax based on income exceeds the tax based on capital. As a result of its legal structure as a Limited Liability Company, the Leadstream was not subject to Texas franchise taxes based on income through June 2007.

Note E – Subsequent Event

In August 2008, 100% of the ownership of the Leadstream was merged into a wholly owned subsidiary of Cornerworld Corporation (“Cornerworld”), a publicly traded company, in exchange for 3,600,000 shares of Cornerworld stock and a $1,500,000 note payable. In contemplation of the merger, Leadstream licensed certain on and off-line reverse auction software owned by Internet University for $1 and acquired all the assets and liabilities of Enversa LLC, a wholly owned subsidiary of Internet University. The value of such assets and liabilities of Enversa LLC are de minimis.